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                                                                   Exhibit 10.51

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     This Second Amendment to Employment Agreement ("this Second Amendment") is made and entered into as of April ___, 2001 by and between Unified Western Grocers, Inc., a California corporation ("the Company"), and Alfred A. Plamann ("the Executive").

     WHEREAS, the Company and the Executive entered into an Employment Agreement ("the Employment Agreement") as of the fifth day of February, 1996, a copy of which is attached as Exhibit "A" and further entered into an Amendment to Employment Agreement ("the Amendment") as of August, 1999, a copy of which is attached as Exhibit "B". The Employment Agreement and the Amendment are sometimes referred to as "the Amended Employment Agreement".

     WHEREAS, the Company and the Executive desire to amend the terms and conditions of the Amended Employment Agreement as set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is agreed as follows:

     A.   The Employment Agreement is amended as follows:

          1. The word "or" preceding clause (v) of subsection (a) of Section 8 and the words "or Disability (as defined herein)" appearing in the last line of said clause (v) of subsection (a) of Section 8 are deleted.

          2. There is added at the end of subsection (a) of Section 8 the following:

               "or (vi) within one (1) year of a Change of Control (as hereafter defined) `Change of Control' means any of (i) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, of beneficial ownership of more than fifty percent (50%) of the outstanding Class A Shares of Unified Western Grocers, Inc.; (ii) if the individuals who presently serve on the Board of Directors no longer constitute a majority of the members of the Company's Board of Directors; provided, however that any person who becomes a

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               director subsequent to the commencement date of this Agreement who was elected to fill a vacancy by a majority of the Company's members shall be considered as if a member prior to the commencement date of this Agreement; or (iii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company."

          3. The words "or termination by reason of Disability" appearing in the fourth line of subsection (b) of Section 8 are stricken.

          4. The words "or Disability (as defined herein)" appearing in the third and fourth lines of Section 9 are stricken.

          5.   Subsection (a) of Section 9 is amended to read as follows:

               "(a) If the Executive's employment hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) or Disability (as defined herein) prior to the end of the term of this Agreement, then termination payments shall be made for the balance of the term of this Agreement as defined in
               Section 2, except as the equivalent of such payments may be made in accordance with subsection (c) below. If the Executive's employment is involuntarily terminated for Disability (as defined herein) prior to the end of the term of this Agreement, then termination payments shall be made for the lesser of (i) a period of twenty-four (24) months or (ii) the balance of the term of this Agreement, except as the equivalent of such payments may be made in accordance with subsection (c) below."

          6.   Subsection (c) of Section 9 is amended to read as follows:

               "(c) Method of Payment. The termination payments shall be paid in one of the following manners elected by the Executive: (1) within thirty (30) days of the Date of

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               Termination, (2) within ten (10) business days of January 1 of the year following the Date of Termination, (3) as salary continuation with equal weekly payments during the termination payment period as set forth in subsection (a) above, or (4) through the purchase of an annuity that has a value equal to the total termination payments. The Executive shall make this payment election within twenty-one (21) days of the Date of Termination. If the Executive fails to make an election, payments will be made as outlined in option (1), within thirty (30) days of the Date of Termination. Payments made under this subsection (c) shall not be taken into account under any retirement plan of the Company. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's surviving spouse, or, if she is not then living, to the Executive's estate."

          7. Subsections (g) and (h) of Section 9 are renumbered (i) and (j), respectively.

          8.   There is added to Section 9 subsection "(g)" as follows:

               "With respect to the Executive's continued coverage under the Company's health insurance plan, or successor plan, the Executive's `qualifying event' for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his Date of Termination from the Company. If the Executive elects to continue health plan coverage pursuant to COBRA, the Company shall pay the Executive's COBRA premiums for a period terminating on the earlier of (i) the end of the termination payment period (as set forth in subsection (a) above) or (ii) the cessation of COBRA eligibility and coverage for the Executive (without regard to any other COBRA qualified beneficiary). The Company's obligation with respect to

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               this subsection (g) shall continue only if the Executive
               satisfies on a timely basis all of his obligations under COBRA. As applicable, continued coverage under this subsection (g) shall be coordinated with corresponding benefits that the Executive may be eligible to receive under the Officer Retiree Medical Plan."

          9.   There is added to Section 9, subsection (h) as follows:

               "Notwithstanding anything to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, would constitute an `excess parachute payment' (as defined in Internal Revenue Code Section 280G as it may be amended), payments pursuant to this Agreement shall be reduced by an amount sufficient to avoid the payment of an excess parachute payment; provided, however, that the determination as to whether any reduction in the payments otherwise owing under this Agreement pursuant to this provision is necessary shall be made jointly by the Executive and the Company in good faith, based on then-effective final and proposed Treasury regulations, and published rulings; provided further, that an independent qualified national accounting firm selected by mutual agreement of the parties shall provide conclusive calculations in the event the parties cannot jointly agree."

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     B.   Except as amended by this Second Amendment, the terms and conditions of the Amended Employment Agreement remain in effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.



Company:                               Executive:

UNIFIED WESTERN GROCERS, INC.

                                       -----------------------------
                                       ALFRED A. PLAMANN

By
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   LOU AMEN
   Chairman of the Board

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